EXHIBIT 4.1
                        Specimen Common Stock Certificate


                          BOOCHM SYSTEMS, INCORPORATED
              Incorporated under the laws of the State of Colorado
                The Corporation is authorized to issue 50,000,000
                          Common Shares - No Par Value


    Number____                                                  Shares____


THIS CERTIFIES that

is the registered holder of

shares tansferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

this ______________ day     of _______________    A.D. _____________



By: _________________          (SEAL)             By: __________________
       President                                         Secretary


                          [Reverse side of Certificate]

     For Value Received, _________ hereby sell, assign and transfer unto ________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Shares on the books of the within named Corporated with full power of substitution in the premises.

Dated________________
In presence of ____________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.